10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND

August 1, 2001 through October 31, 2001

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

Motorola Inc. Equity	10/26/01	J.P. Morgan Chase	$4,300   	$50.000	0.12	A
  Security Units
   7.000% due 11/16/04

Pennzoil-Quaker State	10/29/01	J.P. Morgan Chase	1,020,000	99.383	2.40	B
   10.000% due 11/1/08

Terra Cap. 	10/30/01	        CS First Boston	       3,455,000	99.430	10.00	c
   12.875% due 10/15/08

(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

A-Includes purchases of $20,700 by other Smith Barney Mutual Funds. B-Includes purchases of $4,980,000 by other Smith Barney Mutual Funds. C-Includes purchases of $16,545,000 by other Smith Barney Mutual Funds.

10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND

November 1, 2001 through January 31, 2002

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

Rite Aid Corp.	11/14/01	J.P. Morgan Chase	"$85,000"	$100.000	0.46	A
  4.750% due 12/1/06

Allied Waste North	11/15/01	J.P. Morgan Chase	 2,485,000 	 100.000 	2.00	B
 America 8.500% due 12/1/08

GAP Inc. 8.800% due 12/15/08	11/16/01	Goldman Sachs	 1,650,000	99.769	2.00	C

Revlon Consumer Products	11/19/01	Bear Stearns	 2,910,000	96.569	4.68	D
  12.000% due 12/1/05

Lyondell Chemical Co.	11/30/01	J.P. Morgan Chase	1,305,000	100.000	2.04	E
   9.500% due 12/15/08


(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.

A-Includes purchases of $825,000 by other Smith Barney Mutual Funds. B-Includes purchases of $12,515,000 by other Smith Barney Mutual Funds. C-Includes purchases of $8,350,000 by other Smith Barney Mutual Funds. D-Includes purchases of $14,090,000 by other Smith Barney Mutual Funds. E-Includes purchases of $6,695,000 by other Smith Barney Mutual Funds.

10f-3 REPORT

SMITH BARNEY INCOME FUNDS
SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND

February 1, 2002 through April 30, 2002

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

Avaya Inc. 144A		3/22/02		First Boston Inc.	$1,190,000	$98.812		1.82%	A
 11.125% due 4/1/2009

Generale de	2/5/02		RBC Dominion Securities Inc.	490,000		100.000		6.00	B
 Geophysique 144A
 10.625% due 11/15/2007

Dana Corp. 144A		3/6/02		Bank of America Securities	760,000		98.659		2.00 	C
 10.125% due 3/15/2010

Foamex L.P. 144A	3/20/02		First Boston Inc.		745,000		100.000		1.67	D
 10.750% due 4/1/2009

Johnson Diversey Inc. 144A	4/29/02Goldman	435,000		100.000		1.00	E
 9.625% due 5/15/2012

Standard Pacific Corp.	4/10/02	First Boston Inc.		740,000		99.200		3.33	F
 9.250% due 4/15/2012

Vintage Petroleum 144A	4/25/02	Deutsche Bank 1,015,000	100.000		2.00	G
 8.250% due 5/1/2012


(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.


A-Includes purchases of $6,810,000 by other Smith Barney Mutual Funds. B-Includes purchases of $2,510,000 by other Smith Barney Mutual Funds. C-Includes purchases of $4,240,000 by other Smith Barney Mutual Funds. D-Includes purchases of $4,255,000 by other Smith Barney Mutual Funds. E-Includes purchases of $2,565,000 by other Smith Barney Mutual Funds. F-Includes purchases of $4,260,000 by other Smith Barney Mutual Funds. G-Includes purchases of $5,985,000 by other Smith Barney Mutual Funds.


SMITH BARNEY INCOME FUNDS
SMITH BARNEY DIVERSIFIED STRATEGIC INCOME FUND

May 1, 2002 through July 31, 2002

	Trade				% of
Issuer	Date	Selling Dealer	Amount	Price	Issue (1)

NMHG Holdings Co.	5/2/2002	First Boston Inc.		$580,000	$98.766		1.60%	A
 10.000% DUE 5/15/2009

Lyondell Chemical Co.	6/26/2002Bank of America1,500,000	99.248		3.60	A
 11.125% due 7/15/2012

CP Ships Ltd.	6/27/2002	Morgan Stanley		910,000		97.722		3.00	C
 10.375% due 7/15/2012


(1)  Represents purchases by all affiliated funds; may not exceed
       25% of the principal amount of the offering.


A-Includes purchases of $3,420,000 by other Smith Barney Mutual Funds. B-Includes purchases of $8,500,000 by other Smith Barney Mutual Funds. C-Includes purchases of $5,090,000 by other Smith Barney Mutual Funds.